Exhibit  (10)j

                          KIMBERLY-CLARK CORPORATION
                RETIREMENT CONTRIBUTION EXCESS BENEFIT PROGRAM
                ----------------------------------------------

                 AMENDED AND RESTATED EFFECTIVE JUNE 29, 2000

     In recognition of the valuable services provided to Kimberly-Clark Corporation (the "Corporation"), and its subsidiaries, by its employees, the Board of Directors of the Corporation (the "Board") wishes to provide additional retirement benefits to those individuals whose benefits under the Kimberly-Clark Corporation Retirement Contribution Plan (the "RCP") are restricted by the operation of the provisions of the Internal Revenue Code of 1986, as amended. It is the intent of the Corporation to provide these benefits under the terms and conditions hereinafter set forth. This Program is intended to encompass two plans, (i) an "excess benefit plan" within the meaning of Section 3(36) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, to be exempt from all of the provisions of ERISA pursuant to Section 4(b)(5) thereof and (ii) a non-qualified supplemental retirement plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Corporation, pursuant to Sections 201, 301 and 401 of ERISA and, as such, exempt from the provisions of Parts II, III and IV of Title I of ERISA.

                                   ARTICLE 1

                                  Definitions
                                  -----------

Each term which is used in this Program and also used in the RCP shall have the same meaning herein as the RCP.

Notwithstanding the above, for purposes of this Program, where the following words and phrases appear in this Program they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

1.1 "Beneficiary" means the person or persons who under this Program becomes entitled to receive a Participant's interest in the event of the Participant's death. The Beneficiary need not be the same as the beneficiary under the RCP.

1.2 A "Change of Control" of the Corporation shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation of any successor to the Corporation.

1.3 "Code" means the Internal Revenue Code for 1986, as amended and any lawful regulations or other pronouncements promulgated thereunder.

1.4 "Committee" means the Incentive Investment Plan Committee named under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan.

1.5 "Earnings" means remuneration when paid, or would have been paid but for an Employee's deferral election, to a Participant from a Participating
Unit for personal services rendered to such Participating Unit (before any withholding required by law or authorized by the person to whom such remuneration is payable), including overtime, bonuses, incentive compensation, vacation pay, deducted military pay, state disability payments received, workers compensation payments received and, to the extent such deductions decrease the individual's base pay, Before-Tax deferrals under the Kimberly-Clark Corporation Salaried Employee Incentive Investment Plan, contributions under the Kimberly-Clark Corporation Flexible Benefits Plan or any other plan described under Section 125 of the Code, and deferrals under the Kimberly-Clark Corporation Deferred Compensation Plan. Earnings shall exclude any severance payments (except as provided in Section 4.3 of the RCP), payments made under the Kimberly-Clark Corporation Equity Participation Plans, pay in lieu of vacation, compensation paid in a form other than cash (such as goods, services and, except as otherwise provided herein, contributions to employee benefit programs), service or suggestion awards, and all other special or unusual compensation of any kind; provided, however that the limitations on Earnings provided for pursuant to Code Sections 401(a)(17) shall not apply under this Program. Notwithstanding the foregoing, Earnings shall not include any remuneration paid to a Participant after payment of such individual's Individual Account commences in accordance with Section 4.9 following the Participant's Termination of Service.

1.6     "Effective  Date"  means  January  1,  1997.

1.7 "Excess Plan" means the plan established as part of the Program for Participants whose Retirement Contributions to the RCP are limited solely by Code Section 415.

1.8     "Individual Account" means the account established pursuant to Section
3.

1.9 "Investment Funds" means the phantom investment funds established under this Program which will accrue earnings as if the Participant's Individual Account held actual assets which were invested in the appropriate Investment Fund as defined under the RCP.

1.10    "Participant"  means  any Employee who satisfies the eligibility
requirements  set  forth  in  Section  2.    In  the  event  of  the  death or
incompetency of a Participant, the term shall mean the Participant's personal representative or guardian.

1.11 "Program" means the Kimberly-Clark Corporation Retirement Contribution Excess Benefit Program as set forth herein and as the same may be amended from time to time; provided, however, that the term "Excess Plan" or "SRP" may be used to refer to only one of the two plans encompassed within the Program.

1.12 "Retirement Date" means the date of Termination of Service of the Participant on or after he attains age 55 and has 5 Years of Service with the Corporation.

1.13 "RCP" means the Kimberly-Clark Corporation Retirement Contribution Plan, as in effect from time to time.

1.14 "SRP" means the plan established as part of the Program for Participants whose Retirement Contributions to the RCP are limited by the application of the rules, or regulations, of Code Section 401(a)(4) or the limitations of Code Section 401(a)(17), in either case alone or in conjunction with the limitations of Code Section 415 or whose Earnings are not fully taken into account in determining the Employee's Retirement Contributions to the RCP.

1.15 "Termination of Service" means the Participant's cessation of his service with the Corporation for any reason whatsoever, whether voluntarily or involuntarily, including by reasons of retirement or death.

                                   ARTICLE 2

                                  Eligibility
                                  -----------

2.1 Any Employee who is a Participant in the RCP on or after the Effective Date and whose Retirement Contributions to the RCP are limited solely by Code
Section 415 shall participate in the Excess Plan. Any other Employee who is a Participant in the RCP on or after the Effective Date and whose Retirement Contributions to the RCP are limited by the application of the rules, or regulations, of Code Section 401(a)(4) or the limitations of Code Section 401(a)(17), in either case alone or in conjunction with the limitations of Code Section 415 or whose Earnings are not fully taken into account in determining the Employee's Retirement Contributions to the RCP shall participate in the SRP; provided, however, that no Employee shall become a Participant in the SRP unless such Employee is a member of a select group of management or highly compensated Employees of the Corporation so that the SRP is maintained as a plan described in Section 201(2) of ERISA.

2.2 Notwithstanding any of the foregoing provisions of Article 2 to the contrary, any Employee who on the Effective Date is both an active employee of the Corporation or its subsidiaries and is a Participant in the Kimberly-Clark Tissue Company Defined Contribution Excess Benefit Program (the "KCTC Plan") must elect to participate in this Program and shall, pursuant to this election, as of the Effective Date, have the amount credited to the
Participant's Individual Account under the KCTC Plan transferred to this Program. "Active employee" shall not include employees who are in transition assignments or who are on Limited Service as defined under the Scott Paper
Company  Termination  Pay  Plan  for  Salaried  Employees.

                                   ARTICLE 3

                              Individual Account
                              ------------------

3.1 The Corporation shall create and maintain an unfunded Individual Account under the Excess Plan or the SRP, as applicable, for each Participant to which it shall credit the amounts described in this Article 3. Participants entitled to receive Retirement Contributions under the RCP shall receive Retirement Contributions under the Excess Plan in an amount as would have been contributed for such Participant under the RCP without regard to the limitation on benefits imposed by Section 415 of the Code, and calculated using Earnings as defined in this Program, but only to the extent that such amount exceeds such limitations. In addition, each Participant shall receive Retirement Contributions under the SRP as would have been contributed for such Participant under the RCP without regard to the limitations on benefits imposed by Sections 401(a)(17) and 401(a)(4) of the Code, and calculated using Earnings as defined in this Program, but only to the extent that such amount exceeds the Retirement Contributions under the RCP. Such Retirement Contributions shall be made for each Participant on the same terms and conditions, at the same times, and pursuant to the same elections made by the Participant as they would have been if paid under the RCP, were not for such limitations on benefits or Earnings.

3.2 For the period prior to July 1, 1997, as of the last day of each calendar month, the Corporation shall credit each Participant's Individual Account with deemed interest with respect to the then balance of the Participant's Individual Account equal to 1% plus the rate shown for U.S. Treasury Notes with a remaining maturity closest to, but not exceeded, 7 years, in the "representative mid-afternoon over the counter quotations supplied by the Federal Reserve Bank of New York City, based on transactions of $1 million or more," as reported in The Wall Street Journal published on
                                          -----------------------
the last business day of each calendar month; provided, however, the Committee may change this crediting rating at any time for deemed interest not yet credited to an Individual Account.

3.3 After June 30, 1997 and prior to June 29, 2000, each Participant's Retirement Contributions under this Program shall be considered allocated to the Investment Funds in the same proportion as the Participant has elected under the RCP pursuant to Section 6.1 thereof. Effective June 29, 2000, each Participant's Retirement Contributions under this Program shall be considered allocated to the Investment Funds according to the Participant's elections under this Program, independent of the Participant's elections under the RCP, provided that (i) such Participant's elections under this Program shall be made in the same or similar manner prescribed by the Committee for the RCP, and (ii) such Participant's elections under the RCP as of June 29, 2000 shall be carried over to this Program until such time as the Participant changes them hereunder.

3.4 After June 30, 1997 and prior to June 29, 2000, reallocations between Investment Funds shall be considered made at the same time, in the same proportionate amount, and to and from the same Investment Funds under this Program as those made by the Participant under Section 6.3 of the RCP; provided, however, that if such Participant has no account balance under the RCP, the Participant may make separate reallocation elections hereunder in a manner prescribed by the Committee. Effective June 29, 2000, reallocations between Investment Funds shall be considered made according to the Participant's elections under this Program, independent of the Participant's elections under the RCP, provided that (i) such Participant's elections under this Program shall be made in the same or similar manner prescribed by the Committee for the RCP, and (ii) such Participant's elections under the RCP as of June 29, 2000 shall be carried over to this Program until such time as the Participant changes them hereunder.

3.5 After June 30, 1997 and before June 29, 2000, the Corporation shall credit each Participant's Individual Account with earnings, gains and losses as if such accounts held actual assets and such assets were invested among such Investment Funds, in the same proportion as the Participant has invested in the RCP; provided, however, that if such Participant has no account balance under the RCP, the Participant may make separate investment elections hereunder in the manner prescribed by the Committee. Effective June 29, 2000, the Corporation shall credit each Participant's Individual Account with earnings, gains and losses as if such accounts were invested among the

Investment Funds according to the Participant's elections under this Program, independent of the Participant's elections under the RCP, provided that (i) such Participant's elections under this Program shall be made in the same or similar manner prescribed by the Committee for the RCP, and (ii) such Participant's elections under the RCP as of June 29, 2000 shall be carried over to this Program until such time as the Participant changes them hereunder.

                                   ARTICLE 4

                      Distributions of Benefit Supplement
                      -----------------------------------

4.1     Retirement  Benefit.    Subject  to  Section  4.5  below,  upon a
        -------------------
Participant's  Retirement  Date, he shall be entitled to receive the amount of
his  Individual  Account.    The  form  of  benefit  payment,  and the time of
commencement  of  such  benefit,  shall  be  as  provided  in  Section  4.4.

4.2     Termination Benefit.  Upon the Termination of Service of a Participant
        -------------------
prior to his Retirement Date, for reasons other than death, the Corporation shall pay to the Participant, a benefit equal to his Individual Account.

Unless otherwise directed by the Committee, the termination benefit shall be payable in a lump sum as set forth in Section 4.9 following the Participant's Termination of Service. Upon payment following a Termination of Service, the Participant shall immediately cease to be eligible for any other benefit provided under this Program.

4.3     Death  Benefits.    Upon  the death of a Participant or a retired
        ---------------
Participant,  the  Beneficiary  of  such  Participant  shall  receive  the
Participant's  remaining  Individual  Account.    Payment  of  a Participant's
remaining  Individual  Account  shall  be made in accordance with Section 4.4.

4.4     Form  of  Benefit  Payment.
        --------------------------

       (a) Upon the happening of an event described in Sections 4.1, 4.2 or 4.3, the Corporation shall pay to the Participant the amount specified therein in a lump sum.

       (b) In the event that a Participant retires as described in Section 4.1, the Participant may, with the consent of the Committee, elect an installment form of benefit payments. The written request must be made prior to December 31 of the calendar year preceding the Participant's Retirement Date. The Committee may, in its sole discretion, grant the Participant's request.

       (c) In the event of the death of the Participant, the Participant's Beneficiary may, with the consent of the Committee, elect an installment
       form of  benefit  payment.   This written request must be made no later
       than thirty (30) days after the Participant's date of death. The Committee may, in its sole discretion, grant such Beneficiary's request.

       (d) In the event that installment payments are to be made pursuant to Subsections 4.4(b) or (c), such payments shall be in annual installments, payable on a monthly basis. Such annual installments shall be payable using a declining balance method over a period, no less than two (2) calendar years and no more than twenty (20) calendar years.

       Initially, the amount of any installments under the installment form of payment described in this Subsection 4.4(d) shall be equal to the balance of the Participant's Individual Account to be distributed divided by the number of annual installments to be paid. The amount of the installment payments shall be recomputed annually and the installment payments shall be increased or decreased to reflect any changes in the Participant's Individual Account due to fluctuations in earnings, gains and losses on the remaining balance and the number of remaining annual installments. Monthly installment payments will be made on the last business day of each calendar month.

4.5    Limitations  on  the  Annual  Amount  Paid  to  a  Participant.
       --------------------------------------------------------------
Notwithstanding any other provisions of this Program to the contrary, in the event that a portion of the payments due a Participant pursuant to Sections 4.1, 4.2, 4.3 or 4.4 would not be deductible by the Corporation pursuant to
Section 162(m) of the Code, the Corporation, at its discretion, may postpone payment of such amounts to the Participant until such time that the payments would be deductible by the Corporation; provided, however, that no payment postponed pursuant to this Section 4.5 shall be postponed beyond the first anniversary of such Participant's Termination of Service.

4.6    Change  of  Control  and  Lump  Sum  Payments
       ---------------------------------------------

       (a) If there is a Change of Control, notwithstanding any other provision of this Program, any Participant who has an Individual Account hereunder may, at any time during a twenty-four (24) month period immediately following a Change of Control, elect to receive an immediate lump sum payment of the balance of his Individual Account, reduced by a penalty equal to ten percent (10%) of the Participant's Individual Account as of the last business day of the month preceding the date of the election. The ten percent (10%) penalty shall be permanently forfeited and shall not be paid to, or in respect of, the Participant.

       (b) If there is a Change of Control, notwithstanding any other provision of this Program, any retired Participant, or Beneficiary, who has an Individual Account hereunder may, at any time during a twenty-four (24) month period immediately following a Change of Control, elect to receive an immediate lump sum payment of the balance of his Individual Account, reduced by a penalty equal to five percent (5%) of the Participant's Individual Account as of the last business day of the month preceding the date of the election. The five percent (5%) penalty of the retired Participant's or Beneficiary's Individual Account shall be permanently forfeited and shall not be paid to, or in respect of, the retired Participant or Beneficiary.

       (c) In the event no such request is made by a Participant, a retired Participant or Beneficiary, the Program shall remain in full force and effect.

4.7    Change  in  Credit  Rating  and  Lump  Sum  Payments.
       ----------------------------------------------------

In the event the Corporation's financial rating falls below Investment Grade, a Participant, retired Participant, or Beneficiary may at any time during a six (6) month period following the reduction in the Corporation's financial rating, elect to receive an immediate lump sum payment of the balance of his Individual Account reduced by a penalty equal to ten percent (10%) of the Participant's Individual Account or five percent (5%) of the retired

Participant's or Beneficiary's Individual Account as of the last business day of the month preceding the election. The penalties accrued hereunder shall be permanently forfeited and shall not be paid to, or in respect of, the Participant, retired Participant or Beneficiary.

In the event no such request is made by a Participant, retired Participant or Beneficiary, the Program shall remain in full force and effect.

4.8    Tax Withholding.  To the extent required by law, the Corporation shall
       ---------------
withhold any taxes required to be withheld by any Federal, State or local government.

4.9    Commencement of Payments.  Unless otherwise provided, commencement of
       ------------------------
payments under Section 4.6 or 4.7 of this Program shall be as soon as administratively feasible on or after the last business day of the month following receipt of notice and approval by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Program. Unless otherwise provided, commencement of payments under Section 4.1, 4.2 or
4.3 of this Program shall be payable in the first calendar quarter of the year following the Plan year in which the Participant terminates employment from the Corporation for any reason; provided, however, that such a termination shall not be deemed to occur until immediately following the receipt of all payment due to the Employee under the Scott Paper Company Termination Pay Plan for Salaried Employees.

4.10   Recipients of Payments; Designation of Beneficiary.  All payments to
       --------------------------------------------------
be made by the Corporation under the Program shall be made to the Participant during his lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Program shall be made by the Corporation to the Beneficiary determined in accordance with this Section. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If a married Participant designates a Beneficiary or Beneficiaries other than his spouse at the time of such designation, such designation shall not be effective (and the Participant's spouse shall be the Beneficiary) unless:

       (a)  the  spouse  consents  in  writing  to  such  designation;

       (b) the spouse's consent acknowledges the effect of such designation, which consent shall be irrevocable; and

       (c) the spouse executes the consent in the presence of either a Plan representative designated by the Committee or a notary public.

Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because (i) there is no spouse; (ii) the spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent as determined by the Committee. If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

                                   ARTICLE 5

                                    Vesting
                                    -------

5.1 The balance of a Participant's Individual Account shall be 100% vested at the same time as if the amounts had been credited to the Participant's
Account  under  the  RCP.

5.2     K-C Aviation Benefit.  Notwithstanding any other provision of the
        --------------------
Plan, a Participant shall be fully vested in his Individual Account as of the date on which he ceases to be an Eligible Employee under the Program, if such Participant meets all of the following conditions:

        (a) immediately prior to the Closing Date, as defined in the Agreement of Purchase and Sale dated as of July 23, 1998 by and between the Corporation and Gulfstream Aerospace Corporation
             (the "A greement"), he must have been an Employee employed by the Corporation or K-C Aviation Inc.; and

        (b) as of the Closing Date, as defined in the Agreement, he must have ceased to be an Eligible Employee solely on account of the sale of the stock of K-C Aviation Inc. pursuant to the Agreement, and he must either (i) be employed by the Buyer, as defined in the Agreement, immediately after he ceases to be an Eligible Employee hereunder, or (ii) have been on a long-term disability leave of absence from K-C Aviation Inc. as of the Closing Date, as defined in the Agreement.


                                   ARTICLE 6

                                    Funding
                                    -------

6.1 The Board may, but shall not be required to, authorize the establishment of a trust by the Corporation to serve as the funding vehicle
for  the  benefits  described  herein.    In  any  event,  the  Corporation's
obligations hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of the Corporation.


                                   ARTICLE 7

                                Administration
                                --------------

7.1 The Committee shall administer this Program and shall have the same powers and duties, and shall be subject to the same limitations as are set forth in the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan.

                                   ARTICLE 8

                           Amendment and Termination
                           -------------------------

8.1 The Corporation, by action of the Board, or the Compensation Committee as designated by the Board, shall have the right at any time to amend this Program in any respect, or to terminate this Program; provided, however, that no such amendment or termination shall operate to reduce the benefit that has accrued for any Participant who is participating in the Program nor the payment due to a terminated Participant at the time the amendment or termination is adopted. Continuance of the Program is completely voluntary and is not assumed as a contractual obligation of the Corporation. Notwithstanding the foregoing, this Program shall terminate when the RCP terminates.

Any action permitted to be taken by the Board, or the Compensation Committee as designated by the Board, under the foregoing provision regarding the modification, alteration or amendment of the Program may be taken by the Committee, using its prescribed procedures, if such action

        (a)  is  required  by  law,  or

        (b) is estimated not to increase the annual cost of the Program by more than $1,000,000.

Any action taken by the Board, the Compensation Committee as designated by the Board, or Committee shall be made by or pursuant to a resolution duly adopted by the Board, the Compensation Committee as designated by the Board, or
         -----
Committee and shall be evidenced by such resolution or by a written instrument executed by such persons as the Board, the Compensation Committee as
                                      -----
designated  by  the  Board,  or  Committee  shall  authorize for such purpose.
                                 ---------

The  Committee  shall report to the Chief Executive Officer of the Corporation
                                                                   -----------
before January 31 of each year all action taken by it hereunder during the preceding calendar year.

                                   ARTICLE 9

                                 Miscellaneous
                                 -------------

9.1 Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, termination pay or other benefit to which he otherwise is or might become entitle to as an Employee or
(b) shall be construed a conferring upon an Employee the right to continue in the employ of the Corporation as an executive or in any other capacity; provided, however, that if, at the time payments or installments of payments are to be made hereunder, the Participant or the Beneficiary are indebted or obligated to the Corporation, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Corporation, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Corporation not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

9.2 Any amounts payable by the Corporation hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Corporation for the benefit of its Employees.

9.3 The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Corporation.

9.4 The Program shall be construed and governed by the laws of the State of Wisconsin.

9.5 The rights of any Participant under this Program are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void.

9.6 Neither the Corporation, its Employees, agents, any member of the Board, the Plan Administrator nor the Committee shall be responsible or liable in any manner to any Participant, Beneficiary, or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Program.

9.7 An application or claim for a benefit under the RCP shall constitute a claim for a benefit under this Program.

9.8 The Corporation is the plan sponsor. All actions shall be taken by the Corporation in its sole discretion, not as a fiduciary, and need not be applied uniformly to similarly situated individuals.